Exhibit 10.24

CHICKEN ACQUISITION CORP.

2005 STOCK OPTION PLAN

1.	Purposes.

The purpose of this Chicken Acquisition Corp. 2005 Stock Option Plan (the “Plan”) is to advance the interests of Chicken Acquisition Corp., a Delaware corporation (the “Company”), its Affiliates and Subsidiaries by providing a means to attract, retain and motivate directors, employees, and other service providers of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company are dependent.

2.	Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Exchange Act.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(d) “Committee” shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board to administer this Plan.

(e) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

(f) “Eligible Participants” shall mean the employees, directors, and other service providers of the Company and its Affiliates and Subsidiaries.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(h) “Option” shall mean a right, granted under Section 5 hereof, to purchase Shares.

(i) “Option Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Option granted pursuant to the Plan, which shall be in such form as the Committee shall specify from time to time.

(j) “Participant” shall mean an Eligible Participant who has been granted an Option under this Plan.

(k) “Permitted Holders” shall mean any of the following: Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners, CIBC Capital Corp., Trimaran Pollo Partners, L.L.C. (or any investment fund or other entity directly or indirectly Controlled by or under common Control with any of the foregoing).

(l) “Person” means any individual, partnership, limited liability company, corporation, group, trust or other legal entity.

(m) “Shares” shall mean shares of common stock, $0.01 par value per share, of the Company and any other shares of equity securities that are substituted for the Shares pursuant to a stock split, reclassification, distribution of equity securities on Shares, reverse stock split, merger, consolidation or other transaction.

(n) “Stockholders” shall have the meaning assigned to such term in the Stockholders Agreement.

(o) “Stockholders Agreement” shall mean the Stockholders Agreement of the Company, dated as of November 18, 2005.

(p) “Subsidiary” shall mean, with respect to the Company, (A) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by: (i) the Company, (ii) the Company and one or more Subsidiaries of the Company or (iii) one or more Subsidiaries of the Company and (B) any partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which (i) the Company, (ii) the Company and one or more Subsidiaries of the Company or (iii) one or more Subsidiaries of the Company, directly or indirectly, owns fifty percent (50%) or more of the equity economic interest thereof or has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body of such entity.

(q) “Voting Stock” of a Person shall mean all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

3.	Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Plan:

(i) to select Eligible Participants to whom Options may be granted;

(ii) to determine the number of Options to be granted, the number of Shares to which an Option may relate, the terms and conditions of any Option granted under this Plan

(including, but not limited to, the exercise price and any basis for adjusting such exercise price, any restriction or condition on exercisability (including performance conditions), any schedule for lapse of restrictions or conditions relating to forfeiture or exercisability of an Option, and waiver or accelerations thereof, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Option;

(iii) to determine whether, to what extent and under what circumstances the exercise price of an Option may be paid, in cash, Shares, or other property, or an Option may be cancelled, forfeited, exchanged or surrendered;

(iv) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer this Plan;

(v) to correct any defect or supply any omission or reconcile any inconsistency in this Plan and to construe and interpret this Plan and any Option, rules and regulations, Option Agreement or other instrument hereunder;

(vi) to accelerate the exercisability or vesting of all or any portion of any Option or to extend the period during which an Option is exercisable; and

(vii) to make all other decisions and determinations (A) as may be required under the terms of this Plan or (B) as the Committee may reasonably deem necessary or advisable for the administration of this Plan.

(b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under this Plan. Any action of the Committee with respect to this Plan shall be final, conclusive and binding on all persons, including the Company, the respective Subsidiaries and Affiliates of the Company, Eligible Participants, Participants and any person claiming any rights under this Plan from or through any Eligible Participant or Participant. The express grant of any specific power by the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of their respective Subsidiaries or Affiliates the authority, subject to such terms as the Committee shall determine, to perform its administrative functions hereunder. The Board, in its discretion, may (and in the absence of a Committee, shall) exercise all power, authority and responsibility conferred to the Committee hereunder.

(c) Limitation of Liability. No member of the Board or the Committee (as applicable), whether acting in his or her capacity as a Board member or as a Committee member, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan, and each member of the Board or the Committee (as applicable), whether acting in his or her capacity as a Board member or as a Committee member, and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action, determination or interpretation.

4.	Shares Subject to this Plan.

(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Options under this Plan shall be 224,694 Shares. Except as provided in Section 4(c) hereof, no Option may be granted to the extent that the number of Shares to which such Option relates, when added to the number of Shares previously issued under this Plan and the number of Shares subject to Options then outstanding under this Plan, exceeds the number of Shares reserved under the preceding sentence. If Shares subject to any Option cease to be issuable for any reason, including (but not exclusively) because an Option is forfeited, terminated, expires unexercised, is settled in cash in lieu of Shares or is exchanged for other Options, the Shares that were subject to that Option shall no longer be charged against the number of available Shares and shall again be available for issue or exercise pursuant to grants of new Options under this Plan to the extent of such forfeiture, termination, expiration, settlement or exchange.

(b) Any Shares distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

(c) In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, or other similar change in the structure or capitalization of Company, the Committee may make, in its sole discretion, an appropriate adjustment to the (i) number and kind of Shares or other securities, cash or property that may be delivered under the Plan, (ii) number and kind of Shares or other securities, cash or property subject to outstanding Options, (iii) exercise price of outstanding Options and (iv) other characteristics or terms of the Options as the Committee may determine appropriate to equitably reflect such transaction, change, or distribution. Adjustments under this Section 4(c) shall be made by the Committee and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. In addition, the Committee is authorized to make equitable adjustments in the terms and conditions of, and the criteria and performance objectives included in, Options in recognition of unusual or non-recurring events affecting the Company or any of its Subsidiaries or Affiliates or the financial statements of the Company or any of its Subsidiaries or Affiliates, or in response to changes in applicable laws, regulations or accounting principles.

5.	Specific Terms of Options.

The Committee may, in its discretion, grant Options to Eligible Participants subject to the terms and conditions set forth below.

(a) Non-qualified Options. All of the Options granted pursuant to this Plan are intended to be non-qualified stock options, and will not qualify as incentive stock options under Section 422 the Code.

(b) Shares Subject to Options. Each Option Agreement shall state the total number of Shares to which it relates.

(c) Exercise Price. Each Option Agreement shall state the exercise price per Share.

(d) Method of Exercise. Subject to Section 5(e), each vested Option shall be exercisable, in whole or in part, by written notice of exercise delivered to the Committee or in such other manner as may be specified in the Option Agreement or as the Committee may establish from time to time.

(e) Vesting. Each Option Agreement shall state (i) the date of grant, (ii) the time, periods or other conditions (including performance conditions) on which the right to exercise the Option or a portion thereof may vest and become exercisable and (iii) the number (or method of determining the number) of Shares for which the right to exercise the Option shall vest at each such time period or upon such satisfaction of the applicable conditions.

(f) Expiration of Options. Options shall expire at the dates or upon the terms established by the Committee in the Option Agreement, which shall not exceed ten years from the date upon which the Option is granted.

(g) Termination of Service. Except as otherwise set forth in the Option Agreement, all or any part of the Option, to the extent unexercised, shall terminate immediately upon the Participant’s termination of service with the Company or any of its Affiliates, except that the Participant shall have until the end of the third month following the date of such termination of service to exercise any portion of the Option that he could have exercised on the date of such termination of service; provided, however, that such exercise must be accomplished prior to the expiration of the Option term. Notwithstanding the foregoing, except as otherwise set forth in the Option Agreement, if the Participant’s termination of service is due to his retirement, total and permanent disability (as defined in any agreement between the Participant and the Company or, if no such agreement is in effect, as determined by the Committee in its good faith discretion) or death, the Participant, or the representative of the estate of the Participant, as the case may be, may exercise any portion of the Option which the Participant could have exercised on the date of such termination for a period of six months thereafter; provided, however, that such exercise must be accomplished prior to the expiration of the Option term. Notwithstanding the foregoing, in the event of a termination of the Participant ‘s service with the Company or any of its Affiliates for Cause, the unexercised portion of the Option shall terminate immediately and the Participant shall have no right thereafter to exercise any part of the Option. Notwithstanding the preceding, any portion of the Option which is not exercisable at the time of termination of the Participant ‘s service (for any reason) shall terminate and become null and void.

6.	Certain Provisions Applicable to Options.

(a) Method of Exercise; Form of Payment Under Options. The option price of any Option shall be paid in such forms as the Committee shall reasonably determine at the date of grant or thereafter. The Committee may make rules relating to installment or deferred payments with respect to the exercise of Options, including the rate of interest to be credited with respect to such payments.

(b) Non-Transferability of Options. Options are not transferable except with the prior consent of the Committee. The Committee shall not authorize any such transfer or issuance if it may not be made, or if Shares may not be issued pursuant to the exercise of the Options by the transferee, in compliance with all applicable federal and state securities laws. The granting of permission for such an issuance or transfer shall not obligate the Company to register the Shares to be issued under the applicable Options.

(c) Stockholders Agreement. Shares issued upon exercise of Options to Management Stockholders (as such term is defined in the Stockholders Agreement) shall be subject to the provisions of the Stockholders Agreement applicable to Shares held by Management Stockholders. If a Participant is not party to the Stockholders Agreement, then the Company may, as a condition to the issuance or exercise of an Option, require such Participant to become party to the Stockholders Agreement or such portions thereof as the Committee determines.

7.	Change of Control Provisions.

(a) Subject to Agreement. In the event of a Change of Control of the Company, outstanding Options shall be subject to the provisions governing a Change of Control in the applicable Option Agreement, if any.

(b) Definition of Change of Control. For purposes of this Section 7, a “Change of Control” shall mean:

(i) the failure of the Permitted Holders collectively to beneficially own at least 40% of the total then outstanding Shares (unless such failure occurs as a result of a Public Offering);

(ii) there is consummated a sale, in one or more related transactions, of all or substantially all of the assets of the Company and its Subsidiaries to a Person other than a Permitted Holder; or

(iii) approval by the Stockholders of a complete liquidation or dissolution of the Company; or

(c) Definition of a Public Offering. For purposes of this Section 7, a “Public Offering” shall mean a public offering and sale of Company Common Stock for cash pursuant to an effective registration statement under the Exchange Act, with an aggregate public offering price of at least $50,000,000.

8.	General Provisions.

(a) Compliance with Legal and Trading Requirements. This Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under this Plan and any Option Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its reasonable discretion, may postpone the issuance or delivery of Shares under any Option until completion of such stock exchange or market system listing or registration, if the Shares are so listed, or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate in order to comply with the applicable laws, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of this Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

(b) No Right to Uniformity; No Right to Continued Employment or Service. There is no obligation for uniformity of treatment of Eligible Participants and Participants under this Plan. Neither this Plan nor any action taken thereunder shall be construed as giving any employee of the Company or its Subsidiaries or Affiliates the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates; nor shall this Plan interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates, to terminate any employee’s employment or service at any time.

(c) Taxes. The Company is authorized to withhold from any payment relating to an Option under this Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company to satisfy its obligations for the payment of withholding taxes and other tax obligations relating to any Option or may require the Participant to make arrangements satisfactory to the Company to satisfy such obligations. The Company’s obligations under the Plan and any Option Agreement shall be conditioned on the satisfaction of such withholding obligations.

(d) Changes to this Plan and Options. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Options under this Plan without the consent of Stockholders of the Company or the affected Participants; provided, however, that (without limiting the provisions of Section 4(c) hereof), without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation or termination of this Plan may materially and adversely affect the rights or economic interests of such Participant under any Option theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Option theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation or termination of any Option may materially and adversely affect the rights or economic interests of such Participant under any Option theretofore granted to him or her.

(e) Nonexclusivity of this Plan. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(f) Not Compensation for Benefit Plans. No Option granted under this Plan shall be treated as salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or its Subsidiaries or Affiliates for the benefit of its employees or directors, as applicable.

(g) Governing Law. The validity, construction, and effect of this Plan, any rules and regulations relating to this Plan and any Option Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

(h) Effective Date; Plan Termination. This Plan shall become effective as of November 18, 2005 (the “Effective Date”). No Options shall be granted under this Plan after the tenth anniversary of the Effective Date.

(i) Titles and Headings. The titles and headings of the sections in this Plan are for convenience of reference only. In the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.